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                                AMENDMENT TO THE NEW
                               COLEMAN COMPANY, INC.
                       RETIREMENT PLAN FOR SALARIED EMPLOYEES

A new Article XV is hereby added to The New Coleman Company, Inc. Retirement Plan for Salaried Employees, as of midnight on December 31, 1998 (the "Effective Date"), as follows:

ARTICLE XV CESSATION OF ACCRUALS AS OF MIDNIGHT ON DECEMBER 31, 1998

15.1 SCOPE. The provisions of this Article 15 shall apply, notwithstanding any other provision of the Plan to the contrary.

15.2 CESSATION OF ACCRUALS. For all purposes of determining the amount of retirement benefits (or other benefits) otherwise payable to, or on account of, each Member under the Plan (assuming such benefits are otherwise vested), such Member shall be deemed to have a Termination of Service (and to have otherwise ended such Member's participation in the Plan) as of midnight on December 31, 1998 (or as of the date of such person's actual such Termination of Service, if earlier). Consistent with the foregoing:

(i) the provisions of Sections 5.5(c), 5.5(d) and 5.5(e) shall not apply with respect to any transfers of employment on or after January 1, 1999; provided, however, that the provisions of this Article XV shall be disregarded in determining the extent to which the provisions of Sections 5.5(c) and Section 5.5(e) shall in fact apply to any Member with respect to any transfer of employment occurring prior to January 1, 1999, and

(ii) the provisions of Appendix A shall not apply with respect to any Member who otherwise first becomes a "Transferred Member" (as defined in such Appendix) on or after January 1, 1999 and, even with respect to any Member who first becomes a Transferred Member prior to that date, such person shall be deemed to have no periods of employment with "Canadian Coleman" (as defined in such Appendix), for purposes of determining such person's Credited Service and Final Average Compensation, on or after January 1, 1999.

The effect of this Section 15.2 is, subject to the potential application of Sections 5.5(c) and 5.5(e) with respect to transfers of employment prior to January 1, 1999, to freeze the accrued benefit of each Member under the Plan, as of a date no later than the end of December 31, 1998, and the provisions of this Section 15.2 shall be interpreted to accomplish this result.

15.3 NO EFFECT ON OTHER PLAN PROVISIONS. Except to the extent provided in the aforementioned Section 15.2, all other provisions of the Plan (including, but not limited to, provisions relating to (i) vesting, (ii) eligibility for early retirement benefits and (iii)

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the determination of when a Member has terminated employment, or retired, so that benefits under the Plan are first payable) shall continue in full force and effect.

IN WITNESS WHEREOF, the authorized officers of The Coleman Company, Inc. have signed this document and have affixed the corporate seal, effective as of the 15 day of March, 1999.

                                      THE COLEMAN COMPANY, INC.

ATTEST:
                                      By /s/ Ronald R. Richter
                                        -------------------------
                                             Ronald R. Richter

                                      Its    Vice President and Treasurer

By /s/ Janet G. Kelley
  -----------------------
       Janet G. Kelley

Its    Vice President and Secretary